UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      April 25, 2007 (April 23, 2007)

AirNet Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Star Check Drive, Columbus, Ohio 43217

(Address of principal executive offices) (Zip Code)

(614) 409-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously reported under the caption “2006 Incentive Compensation Plan” in “ITEM 9B. OTHER INFORMATION” of the Annual Report on Form 10-K of AirNet Systems, Inc. (“AirNet”) for the fiscal year ended December 31, 2006, under the terms of the Separation Agreement and General Release, dated as of December 28, 2006 (the “Separation Agreement”), between AirNet and Joel E. Biggerstaff (AirNet’s former Chairman of the Board, Chief Executive Officer and President), the Compensation Committee of the AirNet Board of Directors determined that Mr. Biggerstaff was entitled to an incentive compensation payment of $156,000 under the AirNet Systems, Inc. 2006 Incentive Compensation Plan. On April 23, 2007, after consideration of the terms and conditions of Mr. Biggerstaff’s Separation Agreement, the Compensation Committee determined that it would be appropriate to make an adjustment to the incentive compensation payment under Mr. Biggerstaff’s Separation Agreement for that portion of incentive bonus, calculated on an equitable basis with the discretionary payments made to other executive officers, attributable to the performance of the Passenger Charter business portion of the 2006 Incentive Compensation Plan. As a result, on April 24, 2007, AirNet paid Mr. Biggerstaff $39,000 as additional incentive compensation under the 2006 Incentive Compensation Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.
Dated: April 25, 2007	By:	/s/ Gary W. Qualmann

Gary W. Qualmann
Chief Financial Officer, Treasurer and Secretary